Exhibit 5.1

Hunton Andrews Kurth LLP File No: 126340.0000001

September 1, 2023

LuxUrban Hotels Inc.

2125 Biscayne Blvd

Suite 253

Miami, Florida 33137

Re:	LuxUrban Hotels Inc. Registration Statement on Form S-3.

Ladies and Gentlemen:

We have acted as counsel to LuxUrban Hotels Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offer and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein and one or more supplements to such prospectus, of shares of preferred stock, par value $0.00001 per share (“Preferred Stock”), of the Company with an aggregate initial offering price of up to $50,000,000 (such shares of Preferred Stock being referred to herein as the “Preferred Shares”).

We are furnishing this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the certificate of incorporation and bylaws of the Company, resolutions adopted by the board of directors of the Company(the “Board”), and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed, without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, facsimile, electronic or otherwise reproduced copies and (e) the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Company and (ii) statements and certifications of public officials and others. We have also assumed that, (a) immediately prior to the issuance of any Preferred Shares, the Company shall have a sufficient number of authorized but unissued shares of Preferred Stock (under its certificate of incorporation) out of which such Preferred Shares shall be issued and (b) upon the issuance of any Preferred Shares, (i) all such Preferred Shares shall have been duly registered by the registrar for the series of Preferred Stock that includes such Preferred Shares, in the stock register for such series of Preferred Stock maintained by such registrar and (ii) all such Preferred Shares will be either (1) represented by duly executed and delivered certificates in a form compliant with the General Corporation Law of the State of Delaware and approved by the Board or (2) duly designated by the Board as uncertificated.

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON

LONDON LOS ANGELES MIAMI NEW YORK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON, DC

LuxUrban Hotels Inc.

September 1, 2023

Our opinions expressed herein are limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, the Preferred Shares will be validly issued, fully paid and nonassessable, once (a) the Company and the Board have taken all necessary corporate action to authorize and approve (i) the issuance and delivery of such Preferred Shares, (ii) the terms of the offering thereof and (iii) related matters, (b) a certificate of designation establishing such Preferred Shares (the “Certificate of Designation”) shall have been duly adopted by the Board and duly filed with the Office of the Secretary of State of the State of Delaware in conformity with the certificate of incorporation and bylaws of the Company and applicable law and (c) such Preferred Shares have been paid for in full, at a price per share authorized by the Board not less than the par value per share of the Preferred Stock, and issued and delivered in accordance with the terms of the applicable duly authorized definitive purchase, underwriting or similar agreement.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP